CERTIFICATE OF MERGER

                                       of

                               MERCURY SEVEN, INC.

                                      Into

                               X-CEED MERGER INC.


                        Pursuant to Section 251(c) of the
                    State of Delaware General Corporation Law


                  The undersigned, being the Surviving corporation, hereby sets forth as follows:

                  FIRST: The name of the Surviving corporation is X-ceed Merger Inc.; its state of incorporation is Delaware.

                  SECOND: The name of the Non-Surviving corporation is Mercury Seven, Inc.; its state of incorporation is Delaware.

                  THIRD:  An  Agreement  of Merger has been  approved,  adopted,
certified,   executed  and  acknowledged  by  each  constituent  corporation  in accordance with Section 251 of the State of Delaware General Corporation Law.

                  FOURTH: (a) The Certificate of Incorporation of X-ceed Merger Inc. shall be the Certificate of Incorporation of the Surviving corporation.

                          (b) The amendment in the Certificate of  Incorporation
of the Surviving Corporation that is to be effected by this Merger is as follows:

                           Paragraph FIRST of the Certificate of Incorporation of X-ceed Merger Inc. setting forth the name is to be changed to Mercury Seven, Inc.

                  FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving corporation; the address of said principal place of business is as follows:

                               488 Madison Avenue
                            New York, New York 10022


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                  SIXTH:  A copy of the Agreement of Merger will be furnished by the Surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: The authorized capital stock of the Non-Surviving corporation which is incorporated under the laws of the State of Delaware is 3,000,000 shares of Common Stock, $.01 par value per share.

                  IN WITNESS WHEREOF, this Certificate is hereby executed this 9th day of September, 1998.

                                              X-CEED MERGER INC.
                                              Surviving Corporation

                                              By: /s/ Werner Haase
                                                  Werner Haase, President




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